Exhibit 3.1

BEVERLY NATIONAL CORPORATION

BY-LAWS

Article I – Shareholders

1. Place of Meetings. All meetings of shareholders shall be held within Massachusetts unless the Articles of Organization permit the holding of shareholder meetings outside Massachusetts, in which event such meetings may be held either within or without Massachusetts. Meetings of shareholders shall be held at the principal office of the Corporation unless a different place is fixed by the Directors or the President and stated in the notice of the meeting.

2. Annual Meeting. The annual meeting of shareholders shall be held on the fourth (4th) Tuesday in April in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 a.m., unless a different date or hour is fixed by the Directors and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Directors. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

3. Special Meetings. Special meetings of shareholders may be called at the direction of the President or the majority of the Directors, or upon the written application of one or more shareholders who hold at least ten percent (10%) of the capital stock entitled to vote thereat, by the Secretary or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer.

4. Notice of Meetings. A written notice of every meeting of shareholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Secretary or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer at least ten (10) days before the meeting to each shareholder entitled to vote thereat and to each shareholder who, by law, by the Articles of Organization or by these By-Laws, is entitled to such notice, by leaving such notice with him or her or at his or her residence or usual place of business, or by mailing it postage prepaid and addressed to him or her at his or her address as it appears upon the books of the Corporation.

5. Quorum. Unless the Articles of Organization or the provisions of law otherwise require, a majority in interest of all stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter, except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

6. Adjournments. Any meeting of shareholders may be adjourned to any other time and to any other place at which a meeting of shareholders may be held under these By-Laws by the shareholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as secretary of such meeting. It shall not be necessary to notify any shareholder of any adjournment. Any business which could have been transacted at any meeting of the shareholders as originally called may be transacted at any adjournment thereof.

7. Voting and Proxies. Each shareholder shall have one vote for each share of stock entitled to vote held by him or her of record according to the records of the Corporation and a proportionate vote for a fractional share so held by him or her, unless otherwise provided by the Articles of Organization. Shareholders may vote either in person or by written proxy dated not more than six (6) months before the meeting named therein. Proxies shall be filed with the Secretary of the meeting, or of any adjournments thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two (2) or more persons shall be valid if executed by one (1) of them, unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise.

8. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if entitled to vote as separate classes, then in the case of each class, the holders of a majority of the stock of that class present or represented and voting on a matter), shall decide any matter to be voted on by the shareholders except where a larger vote is required by law, by the Articles of Organization or by these By-Laws. Any election by shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote at the election. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election. The Corporation shall not directly or indirectly vote any share of its stock except in a fiduciary capacity.

Article II – Directors

1. Powers. The business of the Corporation shall be managed by a Board of Directors which may exercise all the powers of the Corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, by the Articles of Organization or by these By-Laws, may exercise the powers of the full Board until the vacancy is filled.

2. Election and Eligibility. A Board of Directors of such number as shall be fixed by the shareholders or the Board of Directors, but not less than seven (7), shall be elected by the shareholders at the annual meeting. Unless waived by the affirmative vote of at least two-thirds (2/3) of the shareholders or two-thirds (2/3) of the Directors then in office, no personal shall be eligible to be a director of the Corporation unless such person: (a) is not, and has not been for a period of at least six (6) months prior to the date of his or her election, an officer or director of any bank (other than a subsidiary of the Corporation), any other bank holding company (as defined in Section 2 of the Bank Holding Company Act of 1956, as amended other than the Corporation or any company in competition with the Corporation or any subsidiary thereof; and (b) has been a United States Citizen for at least six (6) months. In addition, a person shall not stand for election or re-election to the Board of the Corporation if he or she reaches the age of seventy-two (72) as of January 1 of the year of such election.

3. Vacancies. Any vacancy in the Board of Directors (other than a vacancy caused by the death, resignation, or removal of a Director elected by holders of preferred stock of the Corporation), including a vacancy resulting from the enlargement of the Board, unless and until filled by the shareholders, may be filled by a majority of the Directors present at any meeting of the Directors at which a quorum is present. Should a Director resign, be removed from office or die, and should the remaining Directors fail to fill the vacancy within forty-five (45) days of the effective date of the resignation or removal, or within forty-five (45) days of the death of the Director, then the total number of Directors shall automatically be decreased by the number of unfilled vacancies.

4. Enlargement of the Board. (a) The number of the Board of Directors may be increased and one or more additional Directors elected at any annual or special meeting of the shareholders. In addition, the number of the Board of Directors may be increased and one or more additional Directors appointed by vote of a majority of the Directors then in office, in which case the Board of Directors may not be enlarged by the addition of more than two (2) Directors in any year, exclusive of increases in the number of the Board of Directors in connection with the issuance of preferred stock.

(b) In the event that the Corporation shall issue preferred stock and if so provided by the Articles of Organization, or the resolutions or votes adopted by the Board of Directors providing for the issue of such series, the holders of preferred stock of the Corporation may enlarge the Board of Directors by the addition of Directors as provided therein. Any vacancy in the number of directors so elected shall be filled only by the affirmative vote of the holders of preferred stock of the Corporation.

5. Tenure. (a) Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, each Director shall serve until his or her successor is elected and qualified or until his or her earlier retirement, resignation, removal from office or death.

(b) The Board of Directors shall be divided into three classes: Class 1, Class 2 and Class 3, which shall be as nearly equal in number as possible. The term of each Class shall expire at the annual meeting of shareholders held in the third year following the year in which such Class was elected and until the election and qualification of the Directors’ successors. Any Director elected or appointed to a Class after the commencement of the term of such Class shall serve until the expiration of the term of such Class and the election and qualification of the Director’s successor.

(c) In the event of any increase or decrease in the authorized number of Directors, (1) each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her earlier resignation, removal from office or death, and (2) the newly-created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal as possible.

(d) Any Director may resign by delivering his or her written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

6. Removal. A Director may be removed from office (a) for cause by vote of a majority of the shareholders entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of shareholders may be removed only by the vote of the holders of a majority of the shares of such class, or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him or her.

For purposes of this Article II, Section 6, the term “cause” shall be deemed to refer to the following acts or events: (a) an adjudication, by a court of competent jurisdiction, that a Director has been negligent or has engaged in deliberate misconduct in carrying out his or her duties as an officer or Director of the Corporation, or has breached his or her fiduciary duty as an officer or Director of the Corporation; (b) the determination, by a majority of the remaining Directors of the Corporation, that a Director’s acts or omissions have been in derogation of his or her duties as an officer or Director of the Corporation; (c) a Director shall have been convicted of a felony by a court of competent jurisdiction, and such conviction shall remain in effect beyond the expiration of all applicable appeal periods; (d) a Director shall have been granted immunity to testify in any proceeding in which another individual shall have been convicted of a felony; (e) a Director shall cease to fulfill the qualifications required of Directors by Article II, Section 2(a) of these By-Laws; and (f) a Director shall have been determined by a majority of the remaining Directors to be mentally incompetent or otherwise unable to perform his or her duties as a Director of the Corporation.

7. Meetings. (a) Regular meetings of the Directors may be held without call or notice at such places, within or without Massachusetts, and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. An organizational meeting of the Directors shall be held without a call or notice following the annual meeting of shareholders or the special meeting held in lieu thereof unless other notice is given.

(b) Special meetings of the Directors may be held at any time and place, within or without Massachusetts, designated in a call by the President, Treasurer or a majority of the Directors.

8. Notice of Special Meetings. Notice of all special meetings of the Directors shall be given to each Director by the Secretary or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his or her business or home address at least forty-eight (48) hours in advance of the meeting, or by written notice mailed to his or her business or home address at least seventy-two (72) hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice of a Directors’ meeting need not specify the purposes of the meeting.

9. Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

10. Action at Meeting. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws, shall be sufficient to take any action.

11. Action by Consent. Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the Directors’ meetings. Each such consent shall be treated for all purposes as a vote at a meeting.

12. Committees. The Directors shall, by vote of a majority of the Directors then in office, elect from their number a Governance and Nominating Committee, an Audit Committee and a Compensation and Benefits Committee and may elect such other committees by like vote and may delegate thereto some or all of their powers except those which by law, by the Articles of Organization or by these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

13. Audit Committee. The Audit Committee will be comprised of a minimum of three (3) Board members, all of whom will be “independent” Directors within the meaning of the rules of the American Stock Exchange. The Committee will operate pursuant to its Charter as adopted from time to time by the Directors and the provisions of the rules of the American Stock Exchange and applicable law.

14. Governance and Nominating Committee. The Governance and Nominating Committee will be comprised of a minimum of three (3) Board members, all of whom will be “independent” Directors within the meaning of the rules of the American Stock Exchange. The Committee will operate pursuant to its Charter as adopted from time to time by the Directors and the provisions of the rules of the American Stock Exchange and applicable law.

15. Compensation and Benefits Committee. The Compensation and Benefits Committee will be comprised of a minimum of three (3) Board members, all of whom will be “independent” Directors within the meaning of the rules of the American Stock Exchange. The Committee will operate pursuant to its Charter as adopted from time to time by the Directors and the provisions of the rules of the American Stock Exchange and applicable law.

16. Amendment, Etc., of Certain Sections. Sections 2, 3, 4, 5 and 6 of this Article II and this Section 16 of said Article may not be altered, amended or repealed except by the affirmative vote of at least eighty percent (80%) of the total number of Directors then in office or by the affirmative vote of at least eighty percent (80%) of the shares of each class of the Corporation’s outstanding stock entitled to vote.

Article III – Officers

1. Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary, and such other officers, including one or more Vice Presidents, including Vice Presidents with additional titles such as Executive and Senior, Assistant Treasurers and Assistant Secretaries, as the Directors may determine.

2. Election. The President, Treasurer and Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of shareholders. Other officers may be appointed by the Directors at such meeting or at any other meeting.

3. Qualification. The President shall be a Director. No officer need be a shareholder. Any two or more offices may be held by the same person, provided that the President and Secretary shall not be the same person. Any officer may be required by the Directors to give bond for the faithful performance of his or her duties to the Corporation in such amount and with such sureties as the Directors may determine.

4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Secretary shall hold office until the first meeting of the Directors following the annual meeting of shareholders or the special meeting held in lieu thereof or until his or her successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of shareholders or the special meeting held in lieu thereof, unless a different term is specified in the vote appointing them, or until his or her successor is chosen. Any officer may resign by delivering his or her written resignation to the Corporation at its principal office or to the President or Secretary and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

6. Chairman of the Board. The Chairman of the Board, if there be one, shall preside, when present, at all meetings of shareholders and Directors, and shall have such other powers and duties as are usually vested in the office of Chairman of the Board or as may be vested in him or her by the Board of Directors. In the absence of the Chairman of the Board, the Lead Director, if there be one, shall preside, when present, at all meetings of shareholders and Directors. In the absence of the Chairman of the Board and the Lead Director, the President shall preside, when present, at all meetings of shareholders and Directors.

7. President. The President shall be the Chief Executive Officer of the Corporation and shall, subject to the direction of the Directors, have general supervision and control of the Corporation’s business.

8. Vice Presidents. The Vice Presidents, including Vice Presidents with additional titles such as Executive and Senior, each of whom is referred to in these By-Laws as a Vice President, in the order determined by the Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and shall have such other powers as the Directors, the President or any Vice President determined by the Directors to be senior to him or her may from time to time prescribe.

9. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities and valuable documents of the Corporation, except as the Directors may otherwise provide. Any Assistant Treasurers shall assist the Treasurer in carrying out the functions of the Treasurer and shall perform such functions in the absence or disability of the Treasurer.

10. Secretary and Assistant Secretaries. The Secretary shall keep a record of the meetings of shareholders and Directors. Any Assistant Secretaries shall assist the Secretary in carrying out the functions of the Secretary and shall perform such functions in the absence or disability of the Secretary.

Unless a transfer agent is appointed, the Secretary shall keep or cause to be kept in Massachusetts, at the principal office of the Corporation or at his or her office, the stock and transfer records of the Corporation, in which are contained the names of all shareholders, the record address and the amount of stock held by each.

The Secretary shall authenticate the records of the Corporation and shall perform such other duties and shall have such other powers as the Directors or President may from time to time prescribe.

The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and shall have such other powers as the Directors or President may from time to time prescribe.

11. Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his or her office, and such duties and powers as the Directors or President may from time to time designate.

Article IV – Capital Stock

1. Certificate of Stock. Shares of the Corporation may, but need not, be represented by certificates. Each shareholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is counter-signed by a transfer agent or a registrar, other than a Director, officer or employee of the Corporation, such signature may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the time of its issue.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the Corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restrictions or a statement of the existence of such restrictions and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

2. Book Entry Shares. The Corporation may issue shares of its capital stock in book-entry (uncertificated) form. In such event, all references in these By-laws to the delivery of stock certificates shall be inapplicable. The Corporation’s transfer agent shall keep appropriate records indicating the number of shares of capital stock owned by each person to whom shares are issued, any restrictions applicable to such shares of capital stock and the duration thereof, and other relevant information. Upon expiration of any applicable restrictions for any reason, the transfer agent shall affect delivery of such shares of capital stock by adjusting its records to reflect the expiration of such restrictions, and by notifying the person in whose name such shares were issued that such restrictions have lapsed.

3. Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment and power of attorney properly executed or, in the case of shares entered in book-entry form, upon written transfer instructions delivered by the registered holder thereof, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the Corporation or its transfer agent shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

It shall be the duty of each shareholder to notify the Corporation or its transfer agent of his or her post office address and of his or her taxpayer identification number.

4. Record Date. The Directors may fix in advance a time not more than sixty (60) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Directors may, for any of such purposes, close the transfer books for all or any part of such period.

If no record date is fixed and the transfer books are not closed, the record date for determining the shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the date next preceding the day on which notice is given, and the record date for determining the shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

5. Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a book-entry may be made, or a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Directors may require for the protection of the Corporation or any transfer agent or registrar.

6. Issue of Capital Stock. Unless otherwise voted by the shareholders, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of the capital stock of the Corporation held in its treasury may be issued or disposed of by vote of the Directors, in such manner, for such consideration and on such terms as the Directors may determine.

Article V – Miscellaneous Provisions

1. Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the Corporation shall be the calendar year.

2. Seal. The seal of the Corporation shall, subject to alteration by the Directors, bear its name, the word “Massachusetts”, and the year of its incorporation.

3. Execution of Instruments. All checks, deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the Corporation on its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

4. Voting of Securities. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at any meeting of shareholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

5. Corporate Books. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and shareholders, and the stock and transfer records, which shall contain the names of all shareholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent or of the Secretary. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any shareholder for any proper purpose, but not to secure a list of shareholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a shareholder, relative to the affairs of the Corporation.

6. Evidence of Authority. A certificate by the Secretary or an Assistant Secretary or a Temporary Secretary as to any action taken by the shareholders, Directors, Executive Committee, any other committee of the Board of Directors or any officer or representative of the Corporation shall as to all persons who rely thereon in good faith be conclusive evidence of such action.

7. Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

8. Transactions with Interested Parties. In the absence of fraud, no contract or other transaction between this Corporation and any other corporation or any firm, association, partnership or person shall be affected or invalidated by the fact that any Director or officer of this Corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is in any way connected with any person or persons, firm, association, partnership, or corporation pecuniarily or otherwise interested therein; provided that the fact that he or she individually or as a director, member or officer of such corporation, firm, association or partnership is such a party or is so interested shall be disclosed to or shall have been known by the Board of Directors or a majority of such members thereof as shall be present at a meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; any Director may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors of this Corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he or she were not so interested, or were not a Director, member of officer of such other corporation, form, association or partnership, provided that any vote with respect to such contract or transaction must be adopted by a majority of the Directors then in office who have no interest in such contract or transaction.

9. Indemnification. The Corporation shall indemnify each person (and his or her heirs, executors, administrators, or other legal representatives) who is, or shall have been, a Director, officer, employee or agent of the Corporation or any person who is serving, or shall serve as a Director, officer, employee or agent of another organization in which the Corporation owns shares or of which it is a creditor, against all liabilities and expenses (including judgments, fines, penalties and attorneys’ fees and all amounts paid, other than to the Corporation or such other organization, in compromise or settlement) reasonably incurred by any such Director, officer, or person in connection with, or arising out of, any action, suit or proceeding in which any such Director, officer, or person may be a party defendant or with which he or she may be threatened or otherwise involved, directly or indirectly, by reason of his or her being or having been a Director or officer, employee or agent of the Corporation or such other organization, except in relation to matters as to which any such Director, officer or person shall be finally adjudged (other than by consent) in such action, suit or proceeding not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or such other organization, and, with respect to any criminal action or proceeding he or she had no reasonable cause to believe his or her conduct was unlawful; provided, however, that indemnity shall not be made with respect to any such amounts paid in compromise or settlement or by consent, unless the Board of Directors shall have determined in good faith that the Director, officer or person making such compromise, settlement, or consent acted, in connection with the matter or matters out of which such compromise, settlement or consent arose, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or such other organization, and, with respect to any criminal action or proceeding that he or she had no reasonable cause to believe his or her conduct was unlawful. Such indemnification may include payment by the Corporation or expenses in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under this section.

The foregoing right to indemnification shall not be exclusive of any other rights to which any such Director, officer or person is entitled under any agreement, vote of shareholders, statute, or as a matter of law, or otherwise. The provisions of this section are separable, and if any provision or portion hereof shall for any reason be held inapplicable, illegal or ineffective, this shall not affect any right of indemnification existing otherwise than under this section.

Article VI – Amendments

Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, these By-Laws may be amended by the affirmative vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of shareholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting. The Directors, by a majority of their number then in office, may also make, amend or repeal these By-Laws, in whole or in part, except with respect to any provision of these By-Laws which by law, by the Articles of Organization or by these By-Laws requires the vote of a greater number of Directors or action by the shareholders. No change in the date fixed in these By-Laws for the annual meeting of shareholders may be made within sixty (60) days before the date fixed in these By-Laws, and in case of any change in such date, notice thereof shall be given to each shareholder in person or by letter mailed to his or her last known post office address at least twenty (20) days before the new date fixed for such meeting.

Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the By-Laws.

Any By-Law adopted by the Directors may be amended or repealed by the shareholders entitled to vote on amending the By-Laws.